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                                                                    EXHIBIT 10.6

          AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT

     This AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Agreement"), dated as of September 24, 2007, is between CSAV, INC., a Massachusetts corporation (the "Employer"), and KEITH PRIBYL (the "Employee").

     WHEREAS, the Employer and the Employee are parties to that certain Employment and Non-Competition Agreement, dated as September 24, 2004 (as amended, supplemented or otherwise modified from time to time to the date hereof, the "Existing Employment Agreement"); and

     WHEREAS, the Employer and the Employee desire to amend and restate the terms of the Existing Employment Agreement pursuant to the terms of this Agreement.

     NOW, THEREFORE, it is hereby agreed as follows:

     SECTION 1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

     SECTION 2. DUTIES. The Employee shall be employed as the Vice President - Consumer Sales of the Employer. In such capacity, the Employee shall have the responsibilities, duties and authorities customary for the applicable position and such other responsibilities and duties as are assigned by the Board of Directors (the "Board") of the Employer, or the Chief Executive Officer of the Employer (the "CEO"), which are consistent with the Employee's position. At all times during the performance of this Agreement, the Employee will adhere to the rules and regulations (the "Policies," current copies of which have been provided to the Employee) that have been or may hereafter be established by the Board for the conduct of its employees or for the position or positions held by the Employee. The Employee agrees to devote his full business time and reasonable efforts to the performance of his duties to the Employer. However, so long as the following activities do not (individually or in the aggregate) materially interfere with the performance of the Employee's duties with the Employer or otherwise violate the terms of this Agreement (including, without limitation Section 9 hereof), the Employee may (i) participate in charitable, civic, educational, professional, community or industry affairs or serve on the boards of directors or advisory boards of other companies; and (ii) manage his and his family's personal investments.

     SECTION 3. TERM. The initial term of employment of the Employee hereunder shall commence on the date hereof (the "Commencement Date") and shall continue until the third anniversary of the Commencement Date (the "Initial Term"), unless earlier terminated pursuant to Section 6, and shall be renewed automatically for additional one (1) year terms thereafter unless terminated by either party by written notice to the other given at least ninety (90) days prior to the expiration of the then current term.

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     SECTION 4. COMPENSATION AND BENEFITS. Until the termination of the
Employee's employment hereunder, in consideration for the services of the Employee hereunder, the Employer shall compensate the Employee as follows:

          (a) BASE SALARY. The Employer shall pay the Employee, in accordance with the Employer's then current payroll practices, a base salary (the "Base Salary"). The Base Salary will be paid at an annual rate of $175,000. The Employee's Base Salary shall be subject to review by the Board (or a committee thereof) at or around the same time when base salaries for other senior executives of the Employer are reviewed, and may be increased, but not decreased, from time to time by the Board. Once increased, the Employee's Base Salary may not be decreased below such increased amount. The Base Salary as increased from time to time shall constitute the "Base Salary" for purposes of this Agreement.

          (b) INCENTIVE BONUS. At the end of each fiscal year of the Employer during the Term, beginning with the fiscal year ending December 31, 2007, the Employee shall be eligible to receive from the Employer an annual incentive bonus (the "Bonus"). The Bonus criteria for each fiscal year (i) will be determined by the Board (and the Employer will advise the Employee of such determination) prior to the end of the first fiscal quarter of such fiscal year, and (ii) may be based solely on the achievement of individual performance criteria, solely on the achievement by the Employer of elements of its business plan or on a combination of these two types of criteria. The amount of the Bonus for any fiscal year shall be up to 80% of the Base Salary in effect as of the end of such fiscal year, with the actual amount of the Bonus for such fiscal year depending upon the satisfaction of the Bonus criteria to be set in accordance with the immediately preceding sentence. The Bonus (if any) payable in connection with any fiscal year shall be paid within thirty (30) days after the determination that the Employee is to receive the Bonus, which determination will be made by the Board promptly following completion by the Employer of its audit of the financial statements for the applicable fiscal year. In any event, the Bonus will be paid to the Employee no later than during the calendar year following the fiscal year in which it was earned. The amount of any Bonus payable for any fiscal year shall be paid in cash.

          (c) VACATION. The Employee shall be entitled to four (4) weeks vacation (which shall include time taken for personal leave) each calendar year, provided, that (i) with respect to the 2007 calendar year, such number of weeks shall be reduced by any vacation time taken prior to the Commencement Date under the Existing Employment Agreement, and (ii) the Employee shall be entitled to additional vacation time based on the Employee's length of service with the Employer. Any increase in the amount of the Employee's vacation time that is based on the Employee's length of service with the Employer shall be on a basis consistent with the Employer's standard policy governing length of service and vacation. Any vacation shall be taken at the reasonable and mutual convenience of the Employer and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year.

          (d) INSURANCE; OTHER BENEFITS. Accident, disability, life and health insurance for the Employee shall be provided by the Employer under group accident, disability, life

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     and health insurance plans maintained by the Employer for its full-time, salaried employees as such employment benefits may be modified from time to time by the Board for all full-time, salaried employees. In addition, the Employee shall be entitled to participate in any employee benefit plan of the Employer, including, but not limited to, equity, pension, thrift, profit sharing, medical coverage, education, or other retirement or welfare benefits that the Employer has adopted or may adopt, maintain or contribute to, for the benefit of its senior executives generally, at a level commensurate with the Employee's position within the Employer as determined in good faith by the Board; provided, however, that nothing in this
     Section 4(d) or elsewhere in this Agreement shall limit the right of the Employer to amend or terminate any such employee benefit plans.

          (e) PERQUISITES. The Employer shall provide to the Employee, at the Employer's cost, all perquisites to which other senior executives of the Employer generally are (or become) entitled, to the extent as are suitable to the character of the Employee's position with the Employer, subject to such specific limits on such perquisites as may from time to time be imposed by the Board.

          (f) WITHHOLDING. All amounts payable by the Employer to the Employee hereunder (including, but not limited to, the Base Salary) shall be reduced prior to the delivery of such payment to the Employee by an amount sufficient to satisfy any applicable federal, state, local or other withholding tax requirements.

     SECTION 5. EXPENSES. The Employer shall reimburse the Employee for all reasonable travel, entertainment and other expenses of types authorized by the Employer and incurred by the Employee in the performance of his duties hereunder. The Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time.

     SECTION 6. TERMINATION. The Employee's employment hereunder shall commence on the Commencement Date and continue until the expiration of the Initial Term, and any extension of such term pursuant to Section 3 above, except that the employment of the Employee hereunder shall earlier terminate:

          (a) DEATH. Upon the death of the Employee during the term of his employment hereunder.

          (b) DISABILITY. Subject to applicable law, including the Americans with Disabilities Act of 1990, as amended, at the option of the Employer, in the event of the Employee's Disability (as defined below), upon thirty
     (30) days' written notice from the Employer, provided the Employee has not returned to full-time employment within such 30-day period. For purposes hereof, the Employee shall be deemed to have a "Disability" if the Employee has not on account of a physical or mental illness, injury or disease or combination thereof, performed his duties and obligations under this Agreement for a period of more than 90 consecutive days or for a total of 120 days (in either case excluding vacation days) within any 12 month period.

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          (c) FOR CAUSE. For "Cause" immediately upon written notice by the
     Employer to the Employee, provided, that such notice is given within ninety
     (90) days after receipt by the CEO or the Board of sufficient information to reasonably evaluate the circumstances giving rise to the "Cause" event (in no case more than 180 days following the occurrence of the "Cause" event). For purposes of this Agreement, a termination shall be for Cause if the Board shall reasonably determine that any one or more of the following has occurred:

               (i) the Employee shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Employer or any of CSAV Holding Corp. ("Holdings") or any of its subsidiaries (collectively, the "Companies"), including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the business of any of the Companies; or

               (ii) the Employee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony; or

               (iii) the Employee shall have committed a material breach of any of the covenants, terms and provisions of Sections 7, 8 or 9 hereof (collectively, the "Restrictive Covenants"); or

               (iv) the Employee shall have breached in any material respects any one or more of the provisions of this Agreement (excluding the Restrictive Covenants), including, without limitation, any failure to
          (x) materially comply with the Policies, or (y) comply with any one or more of the provisions of the Stockholder Agreement dated as of August 29, 2003 (the "Stockholder Agreement"), among Holdings and its stockholders, and, in each case, such breach shall have continued for a period of ten (10) days after written notice to the Employee specifying such breach in reasonable detail; or

               (v) the Employee shall have refused, after explicit written notice, to attempt in good faith to obey any lawful resolution of or direction by the Board which is consistent with his duties hereunder.

Notwithstanding the foregoing, other than a termination pursuant to clause (ii) above, the Employee shall not be deemed to have been terminated for Cause without (A) advance written notice, provided to the Employee not less than five
(5) business days prior to the date of termination, setting forth the Employer's intention to consider terminating the Employee, including a statement of the date of termination and the basis for such consideration for Cause; (B) an opportunity for the Employee, together with his counsel, to be heard before the Board or a Committee (as hereinafter defined), before termination and after such notice; and (C) a written determination provided by the Board or such Committee setting forth the acts and omissions that form the basis of any termination for Cause. For purposes of this Section 6(c), the term "Committee" shall mean a committee designated by resolution of the Board of Directors of Holdings (the "Holdings Board") for the purpose of making a determination of Cause hereunder consisting of

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(y) at least two (2) members of the Holdings Board (excluding the CEO) or (z) a majority of the members of the Holdings Board (excluding the CEO).

          (d) RESIGNATION FOR GOOD REASON. At the option of the Employee for "Good Reason" upon written notice to the Employer as provided in this
     Section 6(d). For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of the Employee, the occurrence of any of the following events unless such events are corrected in all material respects by the Employer within ten (10) days following written notification by the Employee to the Employer that the Employee intends to terminate his employment hereunder for one of the reasons set forth below and a reasonably detailed description of the facts and circumstances surrounding such reason: (i) a breach by the Employer of any material provision of this Agreement; (ii) any reduction or diminution (except temporarily during any period of physical or mental illness or incapacity) of the Employee's title as Director of Sales - Consumer, or a material reduction or diminution of the Employee's then authorities, duties or responsibilities with the Employer; (iii) the assignment to the Employee of duties or responsibilities that are materially inconsistent with, and adverse to, his position; (iv) a liquidation, wind-down, shutdown or other cessation of operations of the Employer authorized by the Board; or (v) any change in the Employee's permanent place of work to a location more than 50 miles from the Employee's current office.

          (e) RESIGNATION OR TERMINATION WITHOUT CAUSE. At any time, upon written notice by either the Employer or the Employee to the other party hereto.

          (f) RIGHTS AND REMEDIES ON TERMINATION.

               (i) If the Employee's employment is terminated pursuant to Section6(a) on account of death, Section 6(b) on account of Disability or Section 6(c) for Cause, by the Employee pursuant to Section 6(e) without Cause or pursuant to Section 3 in connection with the expiration of the Initial Term or any subsequent term hereunder, then the Employee (or his estate, as applicable) shall be entitled to receive (i) any unpaid Base Salary through the date of termination or expiration and any accrued but unused vacation; (ii) any of the bonuses set forth in Section 4(b), Section 4(c) or Section 4(d), if earned on or before the date of such termination; (iii) reimbursement for any unreimbursed expenses in accordance with Section 5 incurred through the date of termination; and (iv) all other payments, benefits or fringe benefits to which the Employee may be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement through the date of such termination (collectively, "Accrued Benefits").

               (ii) If the Employee's employment hereunder is terminated (x) by the Employee pursuant to Section 6(d) or (y) by the Employer pursuant to Section 6(e), then the Employee shall be entitled to receive Accrued Benefits and shall be entitled to continue to receive payment, in accordance with the Employer's then current payroll practices, of the Employee's Base Salary in effect at the time of termination of employment (the "Termination Date") for a six (6) month period

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          following the Termination Date ( "Severance"); provided, however, that
          (A) the Employee's right to receive the foregoing payments is expressly conditioned upon receipt by the Employer within 21 days following the Termination Date of a written release executed by the Employee, in the form of Exhibit A attached hereto, and the expiration of the revocation period described therein without such release having been revoked, and (B) in the event the Employer determines in good faith that the Employee has breached any of the Restrictive Covenants, without limiting any other rights that the Employer may have, the Employer may cease making (and shall have no obligation to make) payments under this Section 6(f)(ii) after delivery of notice to the Employee of such determination; provided, that if it is ultimately determined by a final, non-appealable order of a court of competent jurisdiction, or if the Employee establishes by conclusive evidence
          (in the reasonable discretion of the Board), that he was not in breach of the Restrictive Covenants or that he has cured any such breach, then the Employer shall thereupon resume making the payments under this Section 6(f)(ii) and shall pay to the Employee any amounts withheld from the Employee during any period in which the Employee was not in breach of the Restrictive Covenants, in each case less any payments made to the Employee during any period that he was in breach of the Restrictive Covenants. The Employee acknowledges and agrees that the exercise by the Employer of its rights and remedies under clause (B) in the immediately preceding sentence to discontinue making payments to the Employee shall not relieve the Employee of his obligations under the Restrictive Covenants (it being understood that the Employee shall continue to be bound by each of the Restrictive Covenants to the fullest extent permitted by law and shall continue to be liable for any breaches thereof).

               (iii) Except as otherwise set forth in this Section 6(f), the Employee shall not be entitled to any severance, bonus or other compensation after termination other than payment of any expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties prior to termination or benefits or compensation to which the Employee is entitled pursuant to applicable law (e.g. COBRA).

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     SECTION 7. INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the home audio-visual furniture and mount business, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the Employee may discover, invent or originate during the term of his employment hereunder, either alone or with others and whether or not during working hours or by the use of the facilities of any of the Companies ("Inventions"), shall be the exclusive property of the Companies. The Employee shall promptly disclose all Inventions to the Employer, shall execute at the request of the Employer any assignments or other documents the Employer may deem necessary to protect or perfect the rights of the Companies therein, and shall assist the Companies, at the Companies' expense, in obtaining, defending and enforcing the Companies' rights therein. The Employee hereby appoints the Employer and each of the other Companies, individually, as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Employer or any of the other Companies to protect or perfect their rights to any Inventions.

     SECTION 8. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that certain assets of the Companies, including, without limitation, information regarding customers, pricing policies, methods of operation, proprietary production processes, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets which the Employer treats as confidential (hereinafter called "Confidential Information") are valuable, special, and unique assets of the Companies and their affiliates. The Employee shall not, during or after his term of employment, disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder; provided, that nothing in this Section 8 shall prevent the Employee from disclosing (a) information which was generally available to the public at the time of disclosure by the Employee or (b) information which becomes publicly available other than as a consequence of the breach by the Employee of his confidentiality obligations hereunder. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Employer or the Employee, the Employee shall deliver to the Employer all documents and data pertaining to the Confidential Information and shall not take with him any documents or data of any kind or any reproductions (in whole or in part) or extracts of any items relating to the Confidential Information. Nothing contained within this Section 8 shall prohibit the Employee from disclosing Confidential Information if such disclosure is required by law, governmental process or valid legal process. In the event that the Employee is legally compelled to disclose any of the Confidential Information, he shall attempt in good faith to provide the Employer with prompt written notice so that the Employer, at its sole cost and expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Employer waives compliance with the provisions of this Agreement, Employee shall furnish only that portion of the Confidential Information that he is advised by counsel of his choice (and reasonably acceptable to the Board) is legally required to be disclosed.

     SECTION 9. NON-COMPETITION. During the term of the Employee's employment hereunder and for the Designated Period (as defined below) after termination of the Employee's employment hereunder, the Employee will not (a) anywhere in the world, engage, directly or

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indirectly, alone or as a shareholder (other than as a holder of less than two percent (2%) of the common stock of any publicly traded corporation), partner, officer, director, employee, consultant or advisor, or otherwise in any way participate in or become associated with, any other business organization that is engaged or becomes engaged in the business of manufacturing or distributing audio-visual furniture and mounts, or any business that is directly competitive with any business activity that any of the Companies is conducting at the time of the Employee's termination or has notified the Employee prior to or upon termination that it proposes to conduct and for which any of the Companies have, prior to the time of such termination, expended substantial resources (the "Designated Industry"), unless the Employee establishes to the reasonable satisfaction of the Board that the Employee's role with any such other business organization will not require the Employee to be engaged in the Designated Industry, and except as set forth below, (b) divert to any competitor of any of the Companies any customer of any of the Companies (it being understood that soliciting any customer of any of the Companies for any business that: (x) such customer is not receiving or requesting from such Company at the time of the Employee's solicitation of such customer, or (y) such Company has not solicited from such customer or been requested to provide by such customer at any time during the twelve (12) month period prior to the time of the Employee's solicitation of such customer, shall not constitute a violation of this clause
(b)), or (c) solicit any employee of any of the Companies to leave its employ for alternative employment, or hire or offer employment to any person to whom the Employee actually knows any of the Companies has offered employment. For purposes hereof, the term "Designated Period" shall mean one (1) year after termination of the Employee's employment hereunder. Nothing in this Section 9 shall prohibit the Employee from engaging in any manner contemplated by this
Section 9 in any business organization that derives revenues from the sale and service of audio-visual electronics equipment, so long as (1) the design, manufacture or sale of audio-visual furniture and mounts by such business organization (taken together with its affiliates) do not constitute a material business (i.e., generate revenues in excess of 5% of the total revenues of such business organization for the most recently completed fiscal year), (2) such business organization is not engaged in the business of the design, manufacture or sale of universal audio-visual furniture and universal mounts (i.e., designed to function with any brand other than the brand sold by such business organization) and (3) the design, manufacture or sale of audio-visual furniture and mounts does not constitute a material part of the Employee's job with such business organization. The Employee acknowledges that the provisions of this
Section 9 are essential to protect the business and goodwill of the Companies. The Employee will continue to be bound by the provisions of this Section 9 until their expiration and shall not be entitled to any compensation from the Employer with respect thereto except as provided above. If at any time the provisions of this Section 9 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this
Section 9 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. The Employee hereby acknowledges that he has agreed to be bound by the provisions of this Section 9 in consideration for the compensation, severance and other benefits to be provided by the Employer to the Employee pursuant to the terms of this Agreement.

     SECTION 10. LIABILITY INSURANCE. The Employer shall cover the Employee under directors and officers liability insurance in the same amount and to the same extent as the

Employer covers its other officers and directors generally. The Employee shall be entitled to the benefits of the indemnification provisions set forth in
Article VII of the Employer's Amended and Restated Bylaws as they exist on the Commencement Date and not subject to amendment or repeal.

     SECTION 11. FULL SETTLEMENT. Other than a breach by the Employee of the Employee's obligations under this Agreement, the obligation of the Employer to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against the Employee or others. In no event shall the Employee be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Employee as a result of employment by another employer.

     SECTION 12. GENERAL.

          (a) NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given (i) on the date delivered personally, (ii) on the third business day following deposit with the United States Post Office, if mailed by certified mail, return receipt requested, postage prepaid, (iii) on the first business day following the date of transmission, if delivered by confirmed facsimile, or (iv) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 12(a):

     If to the Employer, to:

          CSAV, Inc.
          c/o Friedman Fleisher & Lowe LLC
          One Maritime Plaza
          Suite 2200
          San Francisco, CA 94111
          Attention: Caleb Everett
          Fax: (415) 402-2111

     With copies to:

          CSAV, Inc.
          12800 Highway 13 South, Suite 500
          Savage, Minnesota 55378
          Attention: Scott Gill
          Fax: (952) 277-4032

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          Bingham McCutchen LLP
          399 Park Avenue
          New York, New York 10022
          Attention: Neil W. Townsend, Esq.
          Fax: (212) 752-5378

     If to the Employee, to:

          Keith Pribyl

     With a copy to:

          Kevin Spreng, Esq.
          Robins, Kaplan, Miller & Ciresi L.L.P.
          2800 LaSalle Plaza
          800 LaSalle Avenue
          Minneapolis, MN 55402
          Fax: (612) 339-4181

     (b) SECTION 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (together, "Section 409A"), and shall, to the extent practicable, be construed in accordance therewith. If any amount payable pursuant to Section 6(f) of this Agreement constitutes a "deferral of compensation" subject to Section 409A and if, at the date of the Employee's "separation from service," as such term is defined in Section 409A, from the Employer (his "Separation from Service"), the Employee is a "specified employee", within the meaning of Section 409A, of the Employer as determined by the Employer from time to time, then each such payment that would otherwise be payable to the Employee within the six (6) month period following the Employee's Separation from Service shall be delayed and paid to the Employee without interest on the first business day of the seventh month following the Employee's Separation from Service. For the avoidance of doubt, for purposes of Section 6(f) and this Section10(b), any amount which would not be considered a "deferral of compensation" within the meaning of Section 409A by reason of Treas. Reg. Sections 1.409A-1(b)(4) or 1.409A-1(b)(9) shall not be considered a deferral of compensation for which payment shall be delayed in accordance with the preceding sentence. For purposes of this Agreement, each payment to which the Employee may be entitled pursuant to Section 6(f), including each of the payments of Severance upon each payroll period, shall be considered a separate payment within the meaning of Treas. Reg. Section 1.409A-2(b)(2). Notwithstanding the foregoing, to the extent that this Agreement or any payment or benefit hereunder shall be deemed not to comply with Section 409A, then neither the Employer, nor any of its principals, employees, designees or agents, shall be liable to the Employee or to any other person to the extent such failure to comply results from any actions, decisions or determinations made in good faith.

     (c) EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by the Employee of his obligations under Sections 7, 8 and 9 hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

     (d) SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     (e) WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by telecopier), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties hereto, including any entity which acquires substantially all of the assets or stock of the Employer.

     (h) ENTIRE AGREEMENT. This Agreement and the exhibits hereto contain the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

     (i) GOVERNING LAW. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Minnesota.

     (j) AMENDMENT AND RESTATEMENT. The Existing Employment Agreement shall continue in force and effect only as amended and restated herein.

      [Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                        CSAV, INC.


                                        By: /s/ Scott Gill
                                            ------------------------------------
                                        Title: President


                                        /s/ Keith Pribyl
                                        ----------------------------------------
                                        Keith Pribyl

                                                                       Exhibit A

                                 Form of Release

     Reference is hereby made to the Amended and Restated Employment and Non-Competition Agreement, dated as of September 24, 2007 (the "Employment Agreement"), by and between Keith Pribyl ("Pribyl") and CSAV, INC., a Massachusetts corporation (the "Company"). Capitalized terms used but not defined herein shall have the meanings specified in the Employment Agreement.

     Pursuant to the terms of the Employment Agreement and in consideration of the payments to be made to Pribyl by the Company, Pribyl hereby releases and forever discharges and holds the Company and its parent and subsidiaries (collectively, the "Company Parties" and each a "Company Party"), and the respective officers, directors, employees, partners, stockholders, members, agents, affiliates, successors and assigns and insurers of each Company Party harmless from all claims or suits, of any nature whatsoever (whether known or unknown), present or future, including those arising from the law, being directly or indirectly related to Pribyl's employment by or the termination of such employment by any Company Party, including, but not limited to, any claims for notice, pay in lieu of notice, wrongful dismissal, severance pay, bonus, overtime pay, incentive compensation, interest or vacation pay or Pribyl's service as an officer or director to any Company Party through the date hereof. Pribyl also hereby agrees not to file a lawsuit asserting any such claims. This release (this "Release") includes, but is not limited to, contract and tort claims, claims growing out of any legal restriction on any Company Party's right to terminate its employees and claims or rights under federal, state, and local laws prohibiting employment discrimination (including, but not limited to, claims or rights under Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, and the laws of the State of Minnesota against discrimination) which arose before the date this Release is signed. Pribyl acknowledges that because this Release contains a release of claims and is an important legal document, he has been advised to consult with counsel before executing it, that he may take up to twenty-one (21) days to decide whether to execute it, and that he may revoke this Release by delivering or mailing a signed notice of revocation to the Company at its offices within seven (7) days after executing it.

     Pribyl acknowledges that there is a risk that after signing this Release he may discover losses or claims that are released under this Release, but that are presently unknown to him. Pribyl assumes this risk and understands that this Release shall apply to any such losses and claims.

     Pribyl understands that this Release includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released herein. Pribyl acknowledges that by accepting the benefits and payments set forth in the Employment Agreement, he assumes and waives the risks that the facts and the law may be other than as he believes.

     Notwithstanding the foregoing, this Release does not release, and Pribyl continues to be entitled to, (i) any rights to exculpation or indemnification that Pribyl has under contract or law with respect to his service as an officer or director of any Company Party, (ii) receive the payments to be made to him by the Company pursuant to Section 6(f)(ii) of the Employment Agreement, subject to the conditions set forth in such Section and (iii) any rights or claims arising under the Stockholder Agreement or any other written agreement between or among Pribyl and the Company on account of or arising out of any matter, cause or event occurring after the date of this Release.

     This Release constitutes the release referenced in Section 6(f)(ii) of the Employment Agreement.


                                        ----------------------------------------
                                        Keith Pribyl

                                        Date:
                                              ----------------------------------